As filed with the Securities and Exchange Commission on November 8, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

EA Series Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

19 East Eagle Road

Havertown, PA 19083

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
ARK 21Shares Active Ethereum Futures Strategy ETF	Cboe BZX, Inc.
ARK 21Shares Active Bitcoin Ethereum Strategy ETF	Cboe BZX, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act Registration file number to which this form relates: 333-195493

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 304 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-195493 and 811-22961), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001829126-23-007161) on November 7, 2023, which is incorporated herein by reference.

The Trust currently consists of 48 separate series. The series to which this filing relates and its IRS Employer Identification Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
ARK 21Shares Active Ethereum Futures Strategy ETF ARK 21Shares Active Bitcoin Ethereum Strategy ETF	93-3447553 93-3413363

Item 2. Exhibits

A.	Registrant’s Restated Certificate of Trust dated April 21, 2022 is incorporated herein by reference to Exhibit (a)(4) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-195493; 811-22961), as filed with the SEC via EDGAR on May 13, 2022 (Accession Number: 0001829126-22-010925).

B.	Registrant’s Agreement and Declaration of Trust dated July 18, 2014 is incorporated herein by reference to Exhibit (a)(1) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-195493; 811-22961), as filed with the SEC via EDGAR on October 17, 2014 (Accession Number: 0001582816-14-000543).

C.	Registrant’s Amended By-laws, previously filed as Exhibit 99.(b)(2) with Post-Effective Amendment No. 275 to the Registrant’s registration statement on September 28, 2023 (Accession Number: 0001829126-23-006318), is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

EA Series Trust
November 8, 2023

/s/ Patrick R. Cleary
Patrick R. Cleary
President and Chief Executive Officer

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